NXP Semiconductors Reports Fourth Quarter and Full-year 2022 Results
Announces Increase of Quarterly Dividend
EINDHOVEN, The Netherlands, January 30, 2023 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the fourth quarter and full year ended December 31, 2022.

“NXP delivered full-year 2022 revenue of $13.21 billion, an increase of 19 percent year-on-year, with revenue increasing across all of our focus end-markets. In the fourth quarter, revenue was $3.31 billion, an increase of 9 percent year-on-year, in line with the mid-point of our guidance range. In review, 2022 was a very good year for NXP, with strong execution resulting in record revenue, solid profit growth, and healthy free cash flow generation. Additionally, we experienced unprecedented year-on-year design win traction across the entire portfolio. From an end-market perspective, our automotive business performed very well, while in our consumer IoT and mobile businesses we experienced a softening demand environment through the second half of 2022. Accordingly, we have adopted a vigilant operational stance, aiming to improve service to those customers who continue to experience material shortages while managing the distribution channel inventory levels well below our long-term targets,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Fourth Quarter and Full-year 2022:
•Fourth Quarter revenue was $3.31 billion, up 9.0 percent year-on-year. Full-year revenue was $13.21 billion, up 19.4 percent year-on-year;
•Fourth Quarter GAAP gross margin was 57.1 percent, and GAAP operating margin was 29.6 percent. Full-year GAAP gross margin was 56.9 percent, and GAAP operating margin was 28.8 percent;
•Fourth Quarter non-GAAP gross margin was 58.0 percent, and non-GAAP operating margin was 36.5 percent. Full-year non-GAAP gross margin was 57.9 percent, and non-GAAP operating margin was 36.3 percent;
•Fourth Quarter cash flow from operations was $1,076 million, with net capex investments of $233 million, resulting in non-GAAP free cash flow of $843 million. Full-year cash flow from operations was $3,895 million, with net capex investments of $1,061 million, resulting in non-GAAP free cash flow of $2,834 million;
•During the fourth quarter of 2022, NXP repurchased 3.16 million shares for a total cost of $475 million and paid cash dividends of $221 million, returning $696 million to shareholders. On a trailing twelve month basis capital return to shareholders represented $2.24 billion or 79 percent of non-GAAP free cash flow;
•On November 16, 2022, the NXP Board of Directors approved the payment of an interim dividend for the fourth quarter 2022 of $0.845 per ordinary share. The interim dividend was paid in cash on January 6, 2022 to shareholders of record as of December 15, 2022;
•On January 30, 2023, the NXP Board of Directors approved a 20 percent increase in the quarterly cash dividend to $1.014 per ordinary share. The interim dividend will be paid in cash on April 5, 2023 to shareholders of record as of March 15, 2023;
•Beginning with the first quarter 2023 financial guidance, NXP will begin to apply an estimated annual tax rate to its GAAP and non-GAAP profit before tax;
•On November 14, 2022, NXP announced its new analog front-end (N-AFE) family for high-precision data acquisition and condition monitoring systems for factory automation.The new N-AFE family helps enable the software-defined factory, making it easier for operators to configure a smart factory and adjust settings based on shifting market needs. Combined with NXP’s MCU and power management portfolios, the N-AFE devices expand the industrial system solution offering, while helping customers to accelerate development time and reduce time to market;

•On November 15, 2022, NXP announced the new S32K39 series of automotive microcontrollers (MCUs) optimized for electric vehicle (EV) control applications. The S32K39 series include networking, security and functional safety capabilities to address the needs of zonal vehicle xEV architectures and software-defined vehicles;
•On December 14, 2022, NXP announced new devices to expand the portfolio of end-to-end Matter solutions to simplify the development of IoT and industrial IoT solutions. The RW612 is the industry’s first tri-radio wireless MCU with concurrent, multi-protocol support for Wi-Fi® 6, Bluetooth® Low Energy 5.3 and 802.15.4, capable of supporting Thread or Zigbee. The K32W148 wireless MCU offers multi-protocol enablement across Thread, Bluetooth Low Energy 5.3, and Zigbee for devices such as smart plugs, smart lighting, and low-power smart devices and sensors;
•On November 25, 2022, MSCI upgraded NXP's ESG rating to "AAA" from "AA", driven by improvements in NXP’s corporate governance and conflict mineral management programs. Further, MSCI believes NXP leads peers in practices to mitigate risks associated with conflict mineral use in chip manufacturing.

Summary of Reported Fourth Quarter and Full-year 2022 ($ millions, unaudited) (1)

	Q4 2022	Q3 2022	Q4 2021	Q - Q	Y - Y	2022	2021	Y - Y
Total Revenue	$3,312	$3,445	$3,039	-4%	9%	$13,205	$11,063	19%
GAAP Gross Profit	$1,891	$1,967	$1,707	-4%	11%	$7,517	$6,067	24%
Gross Profit Adjustments (i)	$(31)	$(32)	$(33)			$(126)	$(138)
Non-GAAP Gross Profit	$1,922	$1,999	$1,740	-4%	10%	$7,643	$6,205	23%
GAAP Gross Margin	57.1%	57.1%	56.2%			56.9%	54.8%
Non-GAAP Gross Margin	58.0%	58.0%	57.3%			57.9%	56.1%
GAAP Operating Income / (Loss)	$980	$1,001	$807	-2%	21%	$3,797	$2,583	47%
Operating Income Adjustments (i)	$(228)	$(270)	$(253)			$(994)	$(1,058)
Non-GAAP Operating Income	$1,208	$1,271	$1,060	-5%	14%	$4,791	$3,641	32%
GAAP Operating Margin	29.6%	29.1%	26.6%			28.8%	23.3%
Non-GAAP Operating Margin	36.5%	36.9%	34.9%			36.3%	32.9%

Additional information
	Q4 2022	Q3 2022	Q4 2021	Q - Q	Y - Y	2022	2021	Y - Y
Automotive	$1,805	$1,804	$1,547	0%	17%	$6,879	$5,493	25%
Industrial & IoT	$605	$713	$661	-15%	-8%	$2,713	$2,410	13%
Mobile	$408	$410	$374	—%	9%	$1,607	$1,412	14%
Comm. Infra. & Other	$494	$518	$457	-5%	8%	$2,006	$1,748	15%
DIO	116	99	83
DPO	105	96	87
DSO	26	27	28
Cash Conversion Cycle	37	30	24
Channel Inventory (months)	1.6	1.6	1.5
Gross Financial Leverage (ii)	2.0x	2.1x	2.5x
Net Financial Leverage (iii)	1.3x	1.4x	1.8x
1.Additional Information for the Fourth Quarter and Full-year 2022:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iii.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•Net cash paid for income taxes related to on-going operations was $126 million. Full-Year 2022 net cash paid for income taxes related to on-going operations was $558 million; and
•Weighted average number of diluted shares for the three-month period ended December 31, 2022 was 261.4 million. Weighted average number of diluted shares for the twelve-month period ended December 31, 2022 was 264.1 million.

Guidance for the First Quarter 2023: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$2,900	$3,000	$3,100		$2,900	$3,000	$3,100
Q-Q	-12%	-9%	-6%		-12%	-9%	-6%
Y-Y	-8%	-4%	-1%		-8%	-4%	-1%
Gross Profit	$1,634	$1,706	$1,780	$(34)	$1,668	$1,740	$1,814
Gross Margin	56.3%	56.9%	57.4%		57.5%	58.0%	58.5%
Operating Income (loss)	$758	$820	$884	$(210)	$968	$1,030	$1,094
Operating Margin	26.1%	27.3%	28.5%		33.4%	34.3%	35.3%
Financial Income (expense)	$(80)	$(80)	$(80)	$(3)	$(77)	$(77)	$(77)
Tax rate	16.5%-17.5%				16.0%-17.0%
NCI & Other	$(10)	$(10)	$(10)	$(2)	$(8)	$(8)	$(8)
Shares - diluted	261.4	261.4	261.4		261.4	261.4	261.4
Earnings Per Share - diluted	$2.12	$2.31	$2.51		$2.82	$3.01	$3.22

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(13) million; Stock Based Compensation, $(12) million; Other Incidentals, $(9) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(99) million; Stock Based Compensation, $(98) million; Restructuring and Other Incidentals, $(13) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(3) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(8) million and Other $(2) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Stock Based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Tax Rate, (xi) Earnings per Share - Diluted, (xii) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xiii) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.
Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, January 31, 2023 at 8:00 a.m. U.S. Eastern Standard Time (EST) to review the fourth quarter 2022 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) brings together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets while delivering solutions that advance a more sustainable future. Built on more than 60 years of combined experience and expertise, the company has approximately 31,000 employees in more than 30 countries and posted revenue of $13.21 billion in 2022. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In case tax laws change, this could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended			Full-year
	December 31, 2022	October 2, 2022	December 31, 2021	2022	2021

Revenue	$3,312	$3,445	$3,039	$13,205	$11,063
Cost of revenue	(1,421)	(1,478)	(1,332)	(5,688)	(4,996)
Gross profit	1,891	1,967	1,707	7,517	6,067
Research and development	(540)	(548)	(507)	(2,148)	(1,936)
Selling, general and administrative	(261)	(289)	(257)	(1,066)	(956)
Amortization of acquisition-related intangible assets	(109)	(131)	(136)	(509)	(592)
Total operating expenses	(910)	(968)	(900)	(3,723)	(3,484)
Other income (expense)	(1)	2	—	3	—
Operating income (loss)	980	1,001	807	3,797	2,583
Financial income (expense):
Extinguishment of debt	—	—	(22)	(18)	(22)
Other financial income (expense)	(103)	(98)	(101)	(416)	(381)
Income (loss) before income taxes	877	903	684	3,363	2,180
Benefit (provision) for income taxes	(137)	(149)	(72)	(529)	(272)
Results relating to equity-accounted investees	(6)	(4)	(2)	(1)	(2)
Net income (loss)	734	750	610	2,833	1,906
Less: Net income (loss) attributable to non-controlling interests	12	12	8	46	35
Net income (loss) attributable to stockholders	722	738	602	2,787	1,871

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.78	$2.81	$2.27	$10.64	$6.91
Diluted	$2.76	$2.79	$2.24	$10.55	$6.79

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	259,618	262,180	265,642	261,879	270,687
Diluted	261,448	264,705	268,545	264,053	275,646

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	December 31, 2022	October 2, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,845	$3,759	$2,830
Accounts receivable, net	960	1,012	923
Inventories, net	1,782	1,581	1,189
Other current assets	348	351	286
Total current assets	6,935	6,703	5,228

Non-current assets:
Other non-current assets	1,942	1,940	1,346
Property, plant and equipment, net	3,105	2,971	2,635
Identified intangible assets, net	1,311	1,417	1,694
Goodwill	9,943	9,909	9,961
Total non-current assets	16,301	16,237	15,636

Total assets	23,236	22,940	20,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,617	1,534	1,252
Restructuring liabilities-current	19	8	25
Other current liabilities	1,634	1,677	1,175
Total current liabilities	3,270	3,219	2,452

Non-current liabilities:
Long-term debt	11,165	11,162	10,572
Restructuring liabilities	1	12	12
Deferred tax liabilities	45	39	57
Other non-current liabilities	1,015	1,123	1,001
Total non-current liabilities	12,226	12,336	11,642

Non-controlling interests	291	279	242
Stockholders’ equity	7,449	7,106	6,528
Total equity	7,740	7,385	6,770

Total liabilities and equity	23,236	22,940	20,864

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended				Full-year
	December 31, 2022		October 2, 2022	December 31, 2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$734		$750	$610	$2,833	$1,906
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	302		321	310	1,250	1,262
Stock-based compensation	97		89	88	364	353
Amortization of discount (premium) on debt, net	—		1	—	2	1
Amortization of debt issuance costs	2		2	2	7	7
Net (gain) loss on sale of assets	2		(1)	(1)	—	(1)
(Gain) loss on extinguishment of debt	—		—	22	18	22
Results relating to equity-accounted investees	6		4	2	1	2
(Gain) loss on equity securities, net	(2)		2	4	4	2
Deferred tax expense (benefit)	(40)		(98)	(26)	(236)	(20)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	59		(54)	38	(106)	(176)
(Increase) decrease in inventories	(201)		(119)	(16)	(593)	(159)
Increase (decrease) in accounts payable and other liabilities	88		275	6	633	248
(Increase) decrease in other non-current assets	19		(37)	(244)	(306)	(350)
Exchange differences	19		1	(2)	17	(5)
Other items	(9)		8	(8)	7	(15)
Net cash provided by (used for) operating activities	1,076		1,144	785	3,895	3,077

Cash flows from investing activities:
Purchase of identified intangible assets	(37)		(50)	(33)	(159)	(132)
Capital expenditures on property, plant and equipment	(233)		(282)	(266)	(1,063)	(767)
Purchase of equipment leased to others	—		—	(19)	(5)	(33)
Insurance recoveries received for equipment damage	—		—	3	—	10
Proceeds from the disposals of property, plant and equipment	—		1	—	2	1
Purchase of interests in businesses, net of cash acquired	—		(22)	(6)	(27)	(23)
Purchase of investments	(11)		(7)	(2)	(20)	(8)
Proceeds from the sale of investments	1		—	—	13	8
Proceeds from return of equity investments	8		—	7	10	10
Net cash provided by (used for) investing activities	(272)		(360)	(316)	(1,249)	(934)

Cash flows from financing activities:
Repurchase of long-term debt	—		—	(1,021)	(917)	(1,021)
Proceeds from the issuance of long-term debt	—		—	2,000	1,496	4,000
Cash paid for debt issuance costs	(1)		—	(25)	(14)	(47)
Dividends paid to common stockholders	(221)		(223)	(150)	(815)	(562)
Proceeds from issuance of common stock through stock plans	1		30	2	59	62
Purchase of treasury shares and restricted stock unit withholdings 1)	(506)	1)	(366)	(750)	(1,426)	(4,015)
Other, net	(1)		—	(1)	(2)	(2)
Net cash provided by (used for) financing activities	(728)		(559)	55	(1,619)	(1,585)

Effect of changes in exchange rates on cash positions	10		(11)	3	(12)	(3)
Increase (decrease) in cash and cash equivalents	86		214	527	1,015	555
Cash and cash equivalents at beginning of period	3,759		3,545	2,303	2,830	2,275
Cash and cash equivalents at end of period	3,845		3,759	2,830	3,845	2,830

Net cash paid during the period for:
Interest	106		39	140	323	356
Income taxes, net of refunds	126		160	103	558	353
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	—		1	1	2	1
Book value of these assets	(2)		—	—	(2)	—
Non-cash investing activities:
Non-cash capital expenditures	232		176	243	232	243
1) For the quarters ended December 31, 2022 and October 2, 2022, represents cash paid during the quarter, excluding $3 million and $34 million, respectively, of unsettled repurchase transactions with a trade date plus two days settlement.

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2022	October 2, 2022	December 31, 2021	2022	2021
Revenue	$3,312	$3,445	$3,039	$13,205	$11,063
GAAP Gross Profit	$1,891	$1,967	$1,707	$7,517	$6,067
PPA Effects	(15)	(15)	(18)	(58)	(74)
Restructuring	—	—	—	3	—
Stock Based Compensation	(12)	(12)	(11)	(47)	(45)
Other incidentals	(4)	(5)	(4)	(24)	(19)
Non-GAAP Gross Profit	$1,922	$1,999	$1,740	$7,643	$6,205
GAAP Gross margin	57.1%	57.1%	56.2%	56.9%	54.8%
Non-GAAP Gross margin	58.0%	58.0%	57.3%	57.9%	56.1%
GAAP Research and development	$(540)	$(548)	$(507)	$(2,148)	$(1,936)
Restructuring	—	—	—	2	(1)
Stock based compensation	(49)	(45)	(44)	(183)	(165)
Other incidentals	(1)	(1)	—	(6)	(2)
Non-GAAP Research and development	$(490)	$(502)	$(463)	$(1,961)	$(1,768)
GAAP Selling, general and administrative	$(261)	$(289)	$(257)	$(1,066)	$(956)
PPA effects	(1)	(2)	(1)	(5)	(5)
Restructuring	2	—	—	2	—
Stock based compensation	(36)	(32)	(33)	(134)	(143)
Other incidentals	(3)	(27)	(5)	(35)	(12)
Non-GAAP Selling, general and administrative	$(223)	$(228)	$(218)	$(894)	$(796)
GAAP amortization of acquisition-related intangible assets	$(109)	$(131)	$(136)	$(509)	$(592)
PPA effects	(109)	(131)	(136)	(509)	(592)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—	$—	$—
GAAP Other income (expense)	$(1)	$2	$—	$3	$—
Other incidentals	—	—	(1)	—	—
Non-GAAP Other income (expense)	$(1)	$2	$1	$3	$—
GAAP Operating income (loss)	$980	$1,001	$807	$3,797	$2,583
PPA effects	(125)	(148)	(155)	(572)	(671)
Restructuring	2	—	—	7	(1)
Stock based compensation	(97)	(89)	(88)	(364)	(353)
Other incidentals	(8)	(33)	(10)	(65)	(33)
Non-GAAP Operating income (loss)	$1,208	$1,271	$1,060	$4,791	$3,641
GAAP Operating margin	29.6%	29.1%	26.6%	28.8%	23.3%
Non-GAAP Operating margin	36.5%	36.9%	34.9%	36.3%	32.9%
GAAP Financial income (expense)	$(103)	$(98)	$(123)	$(434)	$(403)
Foreign exchange gain (loss)	(8)	(2)	(1)	(13)	(1)
Gain (loss) on extinguishment of long-term debt	—	—	(22)	(18)	(22)
Other financial income (expense)	—	(5)	(7)	(17)	(15)
Non-GAAP Financial income (expense)	$(95)	$(91)	$(93)	$(386)	$(365)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended			Full-year
	December 31, 2022	October 2, 2022	December 31, 2021	2022	2021
GAAP Net income (loss)	$734	$750	$610	$2,833	$1,906
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	103	98	123	434	403
(Benefit) provision for income taxes	137	149	72	529	272
Depreciation	158	156	145	605	551
Amortization	144	165	165	645	711
EBITDA (Non-GAAP)	$1,276	$1,318	$1,115	$5,046	$3,843
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	6	4	2	1	2
Restructuring	(2)	—	—	(7)	1
Stock based costs	97	89	88	364	353
Other incidental items	8	33	10	65	33
Adjusted EBITDA (Non-GAAP)	$1,385	$1,444	$1,215	$5,469	$4,232
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,469	$5,299	$4,232	$5,469	$4,232

($ in millions)	Three months ended			Full-year
	December 31, 2022	October 2, 2022	December 31, 2021	2022	2021
Net cash provided by (used for) operating activities	$1,076	$1,144	$785	$3,895	$3,077
Net capital expenditures on property, plant and equipment	(233)	(281)	(266)	(1,061)	(766)
Non-GAAP free cash flow	$843	$863	$519	$2,834	$2,311
Trailing twelve month non-GAAP free cash flow	$2,834	$2,510	$2,311	$2,834	$2,311
Trailing twelve month non-GAAP free cash flow as percent of Revenue	21%	19%	21%	21%	21%